For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations
News Release	Email: investor_relations@cavco.com Phone: 602-256-6263 On the Internet: www.cavcoindustries.com
FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES ANNOUNCES PLANNED ACQUISITION OF MANUFACTURED HOME BUILDER AND RETAILER, SOLITAIRE HOMES

PHOENIX, Ariz., October 27, 2022 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) (“Cavco” or the “Company”) announced today that it has signed a binding offer to acquire the business of Solitaire Homes, Inc. and other related entities (collectively “Solitaire Homes”), including its four manufacturing facilities, twenty-two retail locations and its dedicated transportation operations. Solitaire Homes is headquartered in Duncan, Oklahoma. For the calendar year ending December 31, 2021, Solitaire Homes had pro-forma earnings before taxes, depreciation and amortization of $16.5 million.
Solitaire has over 950 employees and operates manufacturing facilities in New Mexico, Oklahoma and Mexico. The New Mexico and Mexico facilities produced nearly 1,600 homes in calendar year 2021. The Duncan, Oklahoma facility was recently reopened in 2022. For its two Mexico facilities, a dedicated warehouse in Presidio, Texas acquires and stores raw materials, which are then assembled directly across the border in Ojinaga, Mexico. Retail stores are located in New Mexico, Oklahoma and Texas and exclusively sell homes built by Solitaire Homes manufacturing facilities. Solitaire Homes’ transportation business enables them to control the delivery of its homes and reduces reliance on third parties.
The purchase price totals $93 million, before certain adjustments that will be determined upon close of the transaction. Cavco expects to fund the acquisition entirely with cash on hand. The transaction is expected to close early in the Company's fourth quarter of fiscal year 2023, subject to applicable regulatory approvals and the satisfaction of certain customary conditions.
Cavco’s President and Chief Executive Officer Bill Boor said, “Pete Hogstad and the Elliott family have built a strong company with a well-deserved reputation for quality homes. The addition of Solitaire Homes to our existing manufacturing and retail system strengthens our position in the Southwest and expands our manufacturing capabilities into Mexico. We look forward to working with the Solitaire team to continue building on their record of success.”
Solitaire Homes’ President D.J. Hogstad commented, “We are very pleased to be joining Cavco. The combination of our companies will provide new and exciting opportunities to continue the growth we have experienced in recent years, not only for our appreciated customers, but also our valued employees.”
Highlights of the proposed transaction:
•Financial Impact: Cavco expects this proposed acquisition to be accretive to earnings and cash flow from operations.
•Cross-Border Manufacturing: Solitaire Homes has successfully operated a cross border plant for over thirteen years, providing low cost production for the U.S. market.
•Geographic Footprint and Complementary Product: The addition of the Solitaire Homes plants provides added coverage and scale in the Southwest with high quality products that complement our existing home offerings. The geographic and product positioning fits extremely well with our existing network.

•Potential for operational and revenue synergies: Shared best practice implementation will create significant manufacturing cost and efficiency improvements. Additionally, product mix across the combined retail network will be optimized.
•Capital Allocation: Following this strategic deployment of existing cash, Cavco will still maintain a significant cash position available for other strategic investments.
TN Capital Advisors LLC (“True North”) acted as exclusive financial advisor and Polsinelli served as legal advisor to Cavco for the transaction. Hartzog Conger Cason served as legal advisor to Solitaire Homes.
Conference Call and Webcast Details
Cavco's management will hold a conference call and webcast to discuss the transaction tomorrow morning, October 28, 2022, at 9:45 a.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register at https://register.vevent.com/register/BI9685eea6b7e34c3ebb992cbab71fa23d to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 60 days at https://investor.cavco.com.
About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood and MidCountry. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes. Additional information about Cavco can be found at https://www.cavcoindustries.com.
About Solitaire Homes
Solitaire Homes was founded in 1965 by Jerry and Helen Elliott. It operates manufacturing facilities in New Mexico, Oklahoma and Mexico, with retail locations across New Mexico, Oklahoma and Texas. Additional information about Solitaire Homes can be found at www.solitairehomes.com.
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Forward-Looking Statements
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the expected benefits of the acquisition of Solitaire Homes. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of transportation or raw materials; increased health and safety incidents; our ability to negotiate reasonable collective bargaining agreements with the unions representing certain employees; increases in the rate of cancellations of home sales orders; our ability to successfully integrate past acquisitions or future acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our ability to maintain the security of personally identifiable information of our customers, suppliers and employees; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; our exposure to significant warranty and construction defect claims; our exposure to claims and liabilities relating to products supplied to the Company or work done by subcontractors; our contingent repurchase obligations related to wholesale financing provided to industry distributors; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; taxation authorities initiating or successfully asserting tax positions which are contrary to ours; governmental and regulatory disruption, including prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government; curtailment of available financing from home-only lenders and increased lending regulations; the effect of increasing interest rates on our customer's ability to finance home purchases; availability of wholesale financing and limited floor plan lenders; market forces, rising interest rates and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the recently settled regulatory action by the SEC against the Company, including potential higher insurance costs as a result of such action, potential reputational damage that the Company may suffer and the Company's potential ongoing indemnification obligations related to ongoing litigation not involving the Company; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; liquidity and ability to raise capital may be limited; and organizational document provisions delaying or making a change in control more difficult; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 2, 2022 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, as required by law. Investors should not place undue reliance on any such forward-looking statements.